UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Sow Good Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42037	27-2345075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 7506

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 10, 2026, Sow Good Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The final voting results with respect to the proposal voted upon at the Special Meeting are set forth below:

Proposal 1: To approve an amendment to the Company’s Certificate of Incorporation to allow stockholders to act by written consent (the “Charter Amendment”).

FOR	AGAINST	ABSTAIN
15,927,316	1,087	185

A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and incorporated by reference.

On August 10, 2026, the holders of a majority of the outstanding shares of the Company’s common stock executed a written consent approving the issuance of shares and other matters necessary to consummate the transactions contemplated by the share purchase agreement by and among the Company, SOWG Tanzania Inc., Ryzon Materials Limited, Uranex ESIP PTY Limited, Uranex Tanzania Limited, and Magnis Technologies Limited (the “Transaction”), along with approving the entry into alternative structures to otherwise effectuate and consummate the Transaction.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, a Schedule 14C information statement will be filed with the SEC and mailed or provided to stockholders of the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Incorporation, dated August 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

Date: August 10, 2026	By:	/s/ Yisroel Goldberg
Yisroel Goldberg
Chief Executive Officer

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